                                                                    Exhibit 10.4

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION.

PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS SECURITY, INCLUDING PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, AND THE RIGHTS OF ANY HOLDER OF THIS SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF APRIL 16, 2003, BETWEEN LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., AS THE HOLDER OF THIS SECURITY, AND PLEASANT STREET INVESTORS, LLC. A COPY OF SUCH AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT, AS AMENDED, MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID). PURSUANT TO TREASURY REGULATION ss.1.1275-3(b)(1), JOHN STEINBRUN, A REPRESENTATIVE OF THE ISSUER, WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER UPON REQUEST THE INFORMATION DESCRIBED IN TREASURY REGULATION ss.1.1275-3(b)(1)(i). MR. STEINBRUN MAY BE REACHED AT TELEPHONE NUMBER (323) 582-9977.


                              OVERHILL FARMS, INC.

                           SECOND AMENDED AND RESTATED
                    SECURED SENIOR SUBORDINATED NOTE DUE 2006





$28,858,000.00                              Originally Issued November 24, 1999,
                                                   as Amended and Restated as of
                                        October 29, 2002, and as further Amended
                                             and Restated as of October 31, 2003


         FOR VALUE RECEIVED, OVERHILL FARMS, INC., a Nevada corporation (the "COMPANY"), hereby promises to pay to the order of LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership (the "PURCHASER"), or its assigns (together with the Purchaser, the "HOLDER"), the sum of TWENTY-EIGHT MILLION EIGHT HUNDRED FIFTY-EIGHT THOUSAND DOLLARS ($28,858,000.00) in immediately available funds and in lawful money of the United States of America, all as provided below.

         This Second Amended and Restated Secured Senior Subordinated Note Due 2006 (this "NOTE") is being issued by the Company in connection with the consummation of the transaction contemplated by that certain Third Amendment to Second Amended and Restated Securities Purchase Agreement dated as of October 31, 2003, which amends further that certain Second Amended and Restated Securities Purchase Agreement dated as of April 16, 2003 (as amended by a First Amendment to Second Amended and Restated Securities Purchase Agreement dated as of May 16, 2003, a Second Amendment to Second Amended and Restated Securities Purchase Agreement dated as of June 19, 2003, and such Third Amendment, the "SECURITIES PURCHASE AGREEMENT"), by and among the Company, the entities from time to time parties thereto as Guarantors and the Purchaser. This Note (a) evidences the sum of (i) the aggregate principal amount of an Amended and Restated Secured Senior Subordinated Note Due 2004 dated as of October 29, 2002 (as amended by an Amendment dated April 4, 2003, the "EXISTING AMENDED AND RESTATED NOTE"), outstanding as of the date hereof of $24,658,000 and (ii) the $4,200,000 of Additional Funds (as defined in the Third Amendment) provided to the Company by the Purchaser on the Third Amendment Effective Date and (b) amends and restates the Existing Amended and Restated Note, on the terms and conditions set forth herein.

         1. DEFINITIONS. Unless otherwise indicated, all capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

         2. PAYMENT OF INTEREST; DEFAULT RATE.

                  So long as no Default or Event of Default shall have occurred and be continuing, the Company shall pay interest in cash on the unpaid principal balance of this Note until fully paid at a rate per annum (the "BASE RATE") equal to following:

                  (a) From and after the date hereof, the Base Rate shall equal thirteen and one-half percent (13.5%), subject to clause (b) of this Section 2; or

                  (b) (i) If the Company fails to achieve, for any measurement "Period" described in Section 9.14(a), (b) or (c), as applicable (each such period being referred to herein as the "INTEREST RATE EVENT MEASUREMENT PERIOD"):

                                    (A) The minimum EBITDA amount set forth in
                  Column (A) (but meets the amount set forth in Column (B)) of
                  Section 9.14(a) of the Securities Purchase Agreement;

                                    (B) The minimum Fixed Charge Coverage Ratio
                  set forth in Column (A) (but meets the amount set forth in Column (B)) of Section 9.14(b) of the Securities Purchase Agreement; or

                                    (C) The maximum Leverage Ratio set forth in
                  Column (A) (but meets the amount set forth in Column (B)) of
                  Section 9.14(c) of the Securities Purchase Agreement; or

                           (ii) In any election of directors, the Company's
                  shareholders shall fail to elect as a member of the Board of Directors of the Company any individual(s) designated by the Purchaser in an LLCP Representative Request (as defined in the Investor Rights Agreement) for nomination and election to the Board (each of the foregoing clauses (i)(A), (B) or (C) or clause (ii) being referred to herein as an "INTEREST RATE EVENT");

                  then, the Base Rate applicable to the Fiscal Quarter immediately succeeding such Interest Rate Event Measurement Period shall be equal to fifteen and one-half percent (15.5%).

                  If any Default or Event of Default shall have occurred and be continuing, then, in addition to the rights, powers and remedies available to the Holder under the Securities Purchase Agreement, this Note, the other Investment Documents and Applicable Law, the Company shall pay interest on the unpaid principal balance of, premium, if any, and accrued and unpaid interest on, and other amounts owing under, this Note at a rate per annum (the "DEFAULT RATE") equal to the Base Rate in effect at such time and from time to time during the continuance of such Default or Event of Default (as determined under clause (a) or (b) of this Section 2) PLUS two percent (2.0%) for the first sixty
(60) days during which such Default or Event of Default shall remain uncured or unwaived and, thereafter, such rate shall increase by one percent (1.0%) over the rate applicable to the thirty (30) days prior thereto for each additional thirty (30) days that such Default or Event of Default remains uncured or unwaived; PROVIDED, HOWEVER, that the Default Rate shall not exceed twenty percent (20.0%). The Default Rate shall begin to accrue on the date on which such Default or Event of Default shall be deemed to have occurred (determined as provided in the last paragraph of Section 11.1 of the Securities Purchase Agreement) and shall continue until such Default or Event of Default shall have been cured or waived.

                  Interest shall be payable monthly in arrears on the last Business Day of each calendar month (or portion thereof) (each an "INTEREST PAYMENT DATE"). Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, including the first and the last day. If the Company makes an interest payment at any time with respect to any period that is less than the payment that should have been made at such time for such period after giving effect to clause (b) above, the Company shall pay to the Holder, within one (1) Business Day after written demand therefor, an amount equal to the deficiency.

         3. PAYMENT OF PRINCIPAL. The Company shall pay the entire outstanding principal balance of this Note in full, together with all premium, if any, accrued and unpaid interest and other unpaid amounts owing under this Note, on October 31, 2006 (the "MATURITY DATE").

         4. OPTIONAL PREPAYMENTS.

                  (a) The Company may voluntarily prepay the principal balance of this Note, in whole or in part, together with premium, if any, as follows:

                           (i) at one hundred and three percent (103.0%) of the
                  principal balance being prepaid at any time on or before October 31, 2004;

                           (ii) at one hundred and one and one-half percent
                  (101.5%) of the principal balance being prepaid at any time after October 31, 2004 but before November 1, 2005; and

                           (iii) at one hundred percent (100.0%) of the
                  principal balance being prepaid at any time on or after November 1, 2005.

Each percentage set forth above is referred to herein as the "PREPAYMENT PERCENTAGE" applicable to any prepayment. Any prepayment of this Note made under this Section 4 shall also include all accrued and unpaid interest on the then outstanding principal balance of this Note, through the date of prepayment.

                  (b) If the Company elects to prepay all or any portion of the principal balance of this Note, the Company shall furnish written notice to the Holder with respect to each voluntary prepayment not less than sixty (60) days prior to the date of prepayment. Such notice shall set forth the specific date of prepayment and the principal amount of this Note to be prepaid on such date and shall be irrevocable. Notice of prepayment having been given as aforesaid, the Company shall make a prepayment to the Holder on such prepayment date in an amount equal to (i) the Prepayment Percentage applicable to such prepayment, MULTIPLIED BY (ii) the principal amount of this Note set forth in such prepayment notice to be prepaid on such prepayment date, together with any premium and all accrued and unpaid interest through the date of prepayment.

         5. MANDATORY PREPAYMENTS. In addition to the mandatory prepayments required to be made by the Company pursuant to Section 6:

                  (a) ASSET SALES. If at any time the Company intends to consummate any Asset Sale in any Fiscal Year (which Asset Sale, when taken together with any other Asset Sales in the same Fiscal Year, exceeds aggregate proceeds of $100,000), it shall, within ten (10) Business Days prior to the proposed date of consummation of such Asset Sale, notify the Holder in writing of the proposed Asset Sale (including the subject matter and the material terms thereof and the proposed date of consummation) and the proposed use of the proceeds to be derived from such Asset Sale. Within five (5) Business Days following the Holder's receipt of such written notice, the Holder may, by written notice furnished to the Company, direct the Company to apply all Net Cash Proceeds derived from such Asset Sale to prepay principal of, and accrued and unpaid interest on, this Note; PROVIDED, HOWEVER, that the Company shall not be obligated to so apply any Net Cash Proceeds derived from any such Asset Sale involving equipment or other fixed assets used by the Company in the conduct of its business to the extent that the Company uses such Net Cash Proceeds to purchase newer, functionally equivalent equipment or fixed assets, as the case may be, which is used by the Company in the conduct of its business. If, subject to the proviso in the immediately preceding sentence, the Holder directs the Company to make the mandatory prepayment contemplated by this Section 5(a), the Company shall make such prepayment within one (1) Business Day following the date of consummation of such Asset Sale. In addition, to the extent that the Company receives any cash or cash equivalents upon the sale, conversion, collection or other liquidation of any non-cash proceeds from such Asset Sale, the Company shall notify the Holder in writing within one (1) Business Day of such receipt. The Holder may, within five (5) Business Days after receipt of such written notice, direct the Company to make a mandatory prepayment under this Section 5(a) with such cash or cash equivalents and, if the Holder so directs the Company, the Company shall make such mandatory prepayment within one
(1) Business Day following its receipt of the Holder's notice.

                  (b) EXCESS CASH FLOW. For each Fiscal Year, commencing with the Fiscal Year ending October 1, 2000, the Company shall, subject to the provisions of Section 1.8(f) of the PSI Senior Credit Agreement with respect to the application of Excess Cash Flow to the Senior Indebtedness described therein, prepay the outstanding principal balance of this Note in an amount equal to fifty percent (50.0%) of the Excess Cash Flow for such Fiscal Year. Such mandatory prepayment shall be due and payable by the Company to the Holder not later than January 15th of the following Fiscal Year (the date upon which such prepayment will be made being referred to herein as the "EXCESS CASH FLOW PAYMENT DUE DATE"). Not later than two (2) Business Days prior to each Excess Cash Flow Payment Due Date, the Company shall deliver to the Holder an Excess Cash Flow Calculation Certificate, in substantially the form previously furnished by the Holder to the Company, signed by the Chief Financial Officer of the Company, showing in reasonable detail the calculation of the amount of any Excess Cash Flow payment due on such Excess Cash Flow Payment Due Date.

         All mandatory prepayments provided for in this Section 5 shall be paid at one hundred percent (100.0%) of the principal amount required to be prepaid, and shall be accompanied by the payment of any accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment, all as provided for above. In addition, all mandatory payment provided for in this
Section 5 may be applied by the Holder against amounts due hereunder (whether for principal, interest or otherwise) or under any other Note or to satisfy any other Obligations, as determined by the Holder in its sole discretion.

         6. CHANGE IN CONTROL. If a Change in Control shall occur at any time, the Holder may, at its sole election, require the Company to prepay this Note, in whole or in part, at any time during the one hundred and eighty (180) day period following the occurrence of the Change in Control, at one hundred and four percent (104.0%) of the principal balance of this Note, PLUS all accrued and unpaid interest on, and other amounts owing under, this Note through the date of prepayment. The Company shall notify the Holder in writing, if possible, of any Change in Control at least ten (10) days prior to the date that such Change in Control is scheduled to occur. The Company shall also notify the Holder of the date on which any Change in Control shall have actually occurred within one (1) Business Day after such date and shall inform the Holder, in such notification, of the Holder's right to require the Company to prepay this Note as provided in this Section 6 and of the date on which such right shall terminate. If the Holder elects to require the Company to prepay this Note pursuant to this Section 6, it shall furnish a written notice to the Company advising the Company of such election and the outstanding principal balance hereof, premium, accrued and unpaid interest and all other amounts to be prepaid. The Company shall prepay this Note in accordance with this Section 6 and such written notice within one (1) Business Day after its receipt of such written notice.

         7. HOLDER ENTITLED TO CERTAIN BENEFITS. This Note is one of the "Notes" referred to in the Securities Purchase Agreement which provides for, among other things, the right of the Purchaser to accelerate the outstanding principal balance of, premium, if any, and accrued and unpaid interest on, and all other amounts owing under, this Note upon the occurrence of an Event of Default. In addition, this Note is secured by the "Collateral" referred to in the Collateral Documents and is guaranteed under the Guaranty.

         8. MANNER OF PAYMENT. Payments of principal, interest and other amounts due under this Note shall be made no later than 12:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America and (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Company and, if to the Purchaser, to: Bank of America, Century City, Private Banking, 2049 Century Park East, Los Angeles, California 90067; ABA No. 121000358; Account No. 1154603239; Attention: Cheryl Stewart (or such other place of payment as the Purchaser may designate in writing). All such payments shall be made without any deduction whatsoever, including any deduction for set-off, recoupment, counterclaim or taxes. Any payments received after 12:00 p.m. (noon) (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the immediately preceding Business Day, together with all accrued and unpaid interest through the actual due date of payment.

         9. MAXIMUM LAWFUL RATE OF INTEREST. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under Applicable Law. If the rate of interest payable on this Note is ever reduced as a result of this Section 9 and at any time thereafter the maximum rate permitted under Applicable Law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under Applicable Law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 9.

         10. COMPANY'S WAIVERS. The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor, and all other notices of any kind whatsoever to which it may be entitled under Applicable Law or otherwise, except for notices to which the Company is expressly entitled under this Note.

         11. REGISTRATION OF NOTES. The Company shall maintain at its principal executive office a register in which it shall register this Note, any Assignments of this Note or any other notes and any other notes issued upon surrender hereof and thereof. Upon surrender at the Company's principal executive office of this Note for registration of any Assignment, the Company shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and register such new note or notes in the register to be maintained by the Company. At the option of the Holder, this Note may be exchanged for one or more new notes of like tenor in the requested principal denominations, and the Company shall deliver such new notes not later than three
(3) Business Days after the Holder's request.

         12. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of any Assignment, the Company may treat the Person in whose name any Note is registered as the owner and Holder of such Note for all purposes whatsoever, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the Purchaser may grant to any Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Purchaser in its sole and absolute discretion. Notwithstanding anything to the contrary herein or otherwise (other than as provided in Section 12.6 of the Securities Purchase Agreement), nothing contained in this Note or any other Investment Document shall confer upon the participant any rights in the Securities Purchase Agreement or any other Investment Document, and the Purchaser shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of this Note, the Securities Purchase Agreement and any other Investment Document. In addition, the Purchaser may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of this Note, the Securities Purchase Agreement or any other Investment Document, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Purchaser may have under this Note, the Securities Purchase Agreement, any other Investment Document or otherwise. Notwithstanding the foregoing, the Purchaser will not agree with the Company, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Purchaser's request therefor): (a) to reduce the principal of or rate of interest on this Note or (b) to postpone the date fixed for payment of principal of or interest on the Indebtedness evidenced by this Note. If the participant does not timely reply to the Purchaser's request for such consent, the participant shall be deemed to have consented to such agreement and the Purchaser may take such action in such manner as the Purchaser determines in the exercise of its independent business judgment.

         13. ASSIGNMENT AND TRANSFER. Subject to Applicable Law, the Holder may, at any time and from time to time and without the consent of the Company, assign or transfer to one or more Persons all or any portion of this Note or any portion thereof (but not less than $500,000 in principal amount in any single assignment (unless such lesser amount represents the entire outstanding principal balance hereof)). Upon surrender of this Note at the Company's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, the Company shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legends set forth on the face of this Note, and this Note shall promptly be canceled. Each assignment or transfer of this Note, in whole or in part, shall be registered on the register maintained by the Company pursuant to Section 11 immediately following the surrender of this Note. If the entire outstanding principal balance of this Note is not being assigned, the Company shall issue to the Holder hereof, within three (3) Business Days of the date of surrender hereof, a new note of like tenor which evidences the portion of such outstanding principal balance not being assigned. If this Note is divided into one or more Notes and is held at any time by more than one Holder, any payments of principal of, premium, if any, and interest or other amounts on this Note which are not sufficient to pay all interest or other amounts due thereunder, shall be made pro rata with respect to all such Notes in accordance with the outstanding principal amounts thereof, respectively.

         14. LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnity agreement or other indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Company shall make and deliver within three (3) Business Days a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         15. COSTS OF COLLECTION. The Company agrees to pay all costs and expenses, including the fees and expenses of all attorneys, accountants and other experts retained by the Holder, which are expended or incurred by or on behalf of the Holder in connection with (a) the collection and enforcement of this Note, whether or not any action, suit or other proceeding is commenced; (b) any actions for declaratory relief in any way related to this Note or the Indebtedness evidenced hereby; (c) the protection or preservation of any rights or remedies of the Holder under this Note; (d) the negotiation, preparation, execution and delivery of any amendment, waiver, consent or release relating to or under this Note; (e) any actions taken in reviewing the business or financial affairs of the Company or any of its Subsidiaries if any Event of Default has occurred or the Holder has determined in good faith that an Event of Default may likely occur, which actions include the following: (i) inspect the facilities of the Company or any of its Subsidiaries or conduct audits or appraisals of the financial condition of the Company and any of its Subsidiaries; (ii) have an accounting or other firm selected by the Holder review the books and records of the Company and any of its Subsidiaries and perform a thorough and complete examination thereof; (iii) interview the Company's and each of its Subsidiaries' employees, attorneys, accountants, customers and any other Persons related to the Company or such Subsidiaries; and (iv) undertake any other action which the Holder believes is necessary to assess accurately the financial condition and prospects of the Company and any of its Subsidiaries; (f) any refinancing, restructuring (whether in the nature of a "work out" or otherwise), bankruptcy or insolvency proceeding involving the Company, any of its Subsidiaries or any other Affiliate of the Company securing the payment and performance of this Note; (g) any actions taken to verify, maintain, perfect and protect any Lien granted to the Holder; or (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any Collateral, including in connection with any case under Bankruptcy Law. The Company hereby consents to the taking of the foregoing actions by the Holder (PROVIDED, HOWEVER, that, with respect to clause (e)(iii) above, the Company will not be required to produce any document or disclose material to the Holder which would otherwise be expressly protected from production or disclosure by any attorney-client or accountant-client privilege existing under Applicable Law, unless waived by the Company).

         16. EXTENSION OF TIME. The Holder may, at its sole option, extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgence without affecting or diminishing the Holder's right to full recourse against the Company hereunder, which right is expressly reserved.

         17. NOTATIONS. Before disposing of this Note or any portion thereof, the Purchaser may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company with respect thereto.

         18. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO CHOICE OF LAW OR CONFLICTS OF LAW PRINCIPLES.

         19. CONSTRUCTION AND INTERPRETATION. The rules of interpretation and construction specified in Sections 1.2 through 1.6 of the Securities Purchase Agreement shall likewise govern the interpretation and construction of this Note.

         20. WAIVER OF JURY TRIAL. THE COMPANY AND THE HOLDER EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY RELATING TO (a) THIS NOTE, THE SECURITIES PURCHASE AGREEMENT OR ANY OTHER INVESTMENT DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY OR RELATED TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT, OR (b) ANY CONDUCT, ACT OR OMISSION OF THE PARTIES OR THEIR AFFILIATES (OR ANY OF THEM) WITH RESPECT TO THIS NOTE, THE SECURITIES PURCHASE AGREEMENT OR ANY OTHER INVESTMENT DOCUMENTS, INCLUDING ANY PRESENT OR FUTURE AMENDMENT THEREOF, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING; AND THE COMPANY AND THE HOLDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION, SUIT OR OTHER PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER THE COMPANY OR THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER TO THE WAIVER OF ANY RIGHT IT OR THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.







                     [REST OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized representatives on the date first above written.

                                    OVERHILL FARMS, INC., a Nevada corporation


                                    By:  /S/ James Rudis
                                         ---------------------------------------
                                         James Rudis
                                         President and Chief Executive Officer


                                    By:  /S/ John Steinbrun
                                         ---------------------------------------
                                         John Steinbrun
                                         Senior Vice President and Chief
                                         Financial Officer



AGREED TO AND ACCEPTED:
----------------------

LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:  LLCP California Equity Partners II, L.P., a
     California limited partnership, its General
     Partner

      By:  Levine Leichtman Capital Partners, Inc.,
           a California corporation, its General Partner

          By: /S/ Steven E. Hartman
             ---------------------------------------------
                 Steven E. Hartman
                 Vice President